HOSPITALITY MANUFACTURING, INC. TO INCORPORATE LIGHTING SCIENCE GROUP’S PROPRIETARY CABINET LIGHTING IN FURNITURE PRODUCT LINE

DALLAS, TX — February 22, 2005 — Lighting Science Group Corporation (OTC:PXGC.PK) today announced that Hospitality Manufacturing, Inc. will incorporate Lighting Science’s proprietary cabinet lighting in its line of furniture.

Hospitality Manufacturing designs and manufactures hotel, office and school furniture. Hospitality customers include Holiday Inn, Choice Hotel, Motel 6, Best Western and La Quinta Inn properties, exclusive time shares and casinos, among many others.

Hospitality Manufacturing will integrate Lighting Science’s Puck Light in its line of furniture, and feature the lighting solution and the advantages over conventional lighting on its web site. The Puck Light, using Lighting Science’s Optimized Digital Lighting™ (ODL) technology, illuminates the interior of armoires, cabinets and other large furniture items. The recently developed light can replace hot, high-energy halogen lights with cool, energy efficient lights that use LEDs (Light Emitting Diodes). The Puck Light provides the same level of illumination as halogen lights, using 90% less electricity with a dramatically extended life (up to 50,000 hours). In addition to improving safety and reducing utility and labor costs, the Puck Lights are environmentally friendly and contain no hazardous substances.

Ron Lusk, Chairman and CEO of Lighting Science Group, stated, “We are extremely pleased to be working with Hospitality Manufacturing, an established company with an impressive customer base. Importantly, our lights are produced in close proximity to Hospitality Manufacturing’s plant in China, thus facilitating deliveries. This development comes on the heels of a recent purchase order for our Puck Light from a major Las Vegas Hotel and Casino.”

Darren Miller, President of Hospitality Manufacturing, commented, “We are very impressed with Lighting Science’s technology and believe it offers a safe and cost effective lighting solution for our customers. We look forward to incorporating their cutting-edge lighting into our product line, and believe it will afford us an advantage over our competitors. The new lighting will be integrated into our demonstrations at upcoming hospitality conventions this Spring; we anticipate a positive reaction from current and potential customers.”

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on light emitting diodes (LED). The Company's patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

About Hospitality Manufacturing
Based in Hayden, Idaho, Hospitality Manufacturing designs and manufactures hotel, office and school furniture. For more information, please visit www.hospitalitymfg.com.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

“Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc.

Contact: Ron Lusk, Chairman & CEO Lighting Science Group Corporation 214-382-3630	Investor Relations Counsel: The Equity Group Inc. Loren G. Mortman 212-836-9604 Lauren Barbera 212-836-9610 LBarbera@equityny.com

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